UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

XL GROUP

Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amended Current Report on Form 8-K/A is filed by XL Group plc (the “Company”) to correct and replace in its entirety the Current Report on Form 8-K (SEC Accession No. 0000930413-11-004804) dated June 28, 2011 that was filed on July 18, 2011. The incorrect filing, which occurred as the result of an error by the Company’s external financial printing firm (which is contracted by the Company for EDGAR filing services), included as Exhibit 99.1 a document that was incorrectly identified as a press release of the Company dated June 28, 2011.

To avoid confusion, this amended Current Report on Form 8-K/A includes as Exhibit 99.1 the correct press release of the Company (which was also separately filed on July 18, 2011 on the Company’s Current Report on Form 8-K (SEC Accession No. 0000930413-11-004806) dated July 18, 2011).

Item 8.01. Other Events.

XL Group plc issued a press release on July 18, 2011. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release (“XL Announces Tender Offer for Series C Preference Ordinary Shares”) dated July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2011

XL Group plc

(Registrant)

By:       /s/ Kirstin R. Gould
Name: Kirstin R. Gould
Title: General Counsel & Secretary